                                                                  Exhibit (d)(2)
                          E. W. Blanch Holdings, Inc.
                                500 North Akard
                                  Suite 4500
                              Dallas, Texas 75201


PERSONAL AND CONFIDENTIAL
-------------------------

November 28, 2000

Benfield Greig Group plc
55 Bishopsgate
London EC2N 3BD
United Kingdom

In connection with your consideration of a possible transaction with E.W.
Blanch Holdings Inc. (the "Company"), you have requested information concerning the Company. As a condition to your being furnished such information, you agree to treat any information concerning the Company (whether prepared by the Company, its advisors or otherwise) which is furnished to you by or on behalf of the Company (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this letter and to take or abstain from taking certain other actions herein set forth. The term "Evaluation Material" does not include information which the Company has disclosed publicly or does disclose publicly, or which you can prove (with you bearing the burden of proof) that you obtained (a) from a source other than the Company, and (b) in a manner that was not wrongful or did not involve any violation of a confidential relationship. As used in this agreement, the term "you" shall mean Benfield Greig Group plc and its subsidiaries, affiliated companies, directors, officers, employees, agents and advisors, including directors, officers employees, agents and advisors of subsidiaries or affiliates.

You hereby agree that the Evaluation Material will be used solely for the purpose of evaluating a possible transaction between the Company and you, and that such information will be kept confidential by you and your advisors: provided, however, that (i) any of such information may be disclosed to your directors, officers and employees and representatives of your advisors who need to know such information, for the purpose of evaluating any such possible transaction between the Company and you (it being understood that such directors, officers, employees and representatives shall be informed by you of the confidential nature of such information and shall be directed by you to treat such information confidentially), provided that any disclosure to representatives of your advisors may be made only with the Company's advance written consent, (ii) any disclosure of such information may be made to which the Company consents in writing, and (iii) you may disclose the Evaluation Material if and to the extent required by law or regulation, provided that you notify the Company promptly and prior to any such required disclosure and make only such disclosure as is necessary to enable you to comply with your obligations under the applicable law or regulation.

You hereby acknowledge that you are aware, and that you will advise such directors, officers, employees and representatives who are informed as to the matters which are the subject of this letter, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

In addition, without the prior written consent of the other, both you and the Company agree that we will not, and will direct our respective directors, officers, employees, agents, advisors, and representatives not to, disclose to any person (including but not limited to any employee, customer or prospect of you or the Company or our respective affiliates) either the fact that discussions or negotiations are taking place concerning a possible transaction between the Company and you or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof, other than to the extent such information is required to be disclosed by applicable law or regulation, provided that the disclosing party notify the other party promptly and prior to any such required disclosure.

You agree that for a period of one year from the date of this letter, neither you nor any of your affiliates, alone or with others, will in any manner, directly or indirectly (1) acquire, agree to acquire, or make any proposal (or request permission to make any proposal) to acquire any securities (or direct or indirect rights, warrants or options to acquire any securities) or property of the Company or any of its subsidiaries (other than property transferred in the ordinary course of the Company's or any of the Company's subsidiaries' business), unless such acquisition, agreement or making of a proposal shall have been expressly first approved (or in the case of a proposal, expressly first invited) by the Company's Board of Directors and is directed and disclosed solely to the Company's Board of Directors, (2) except at the specific written request of the Company, propose to enter into, directly or indirectly, any merger or business combination involving the Company or any of its subsidiaries,
(3) solicit proxies or consents from shareholders of the Company or any of its subsidiaries or the voting of any voting securities of the Company, (4) form, join or in any way participate in a "group" (within the meaning of Section 13(d)
(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the Company, (5) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, (6) disclose any intention, plan or arrangement inconsistent with the foregoing or make any public statement or disclosure with respect to any matters covered by this paragraph.(7) assist, advise or encourage (including by knowingly providing or arranging financing for that purpose) any other person in doing any of the foregoing, or (8) seek to invalidate, modify or limit by judicial proceeding or otherwise any of the provisions of this paragraph. You also agree during such period not to (1) request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provisions of this paragraph (including this sentence), or (2) take any action which might require the Company to make a public announcement regarding the possibility of a business combination, merger or extraordinary transaction. Notwithstanding the foregoing, nothing in this agreement will restrict you from purchasing any securities of the Company or any of its subsidiaries in the ordinary course of your business. You agree, however, not to make any such purchase which would result in your beneficial ownership exceeding 5% of the Company's stock.

Although the Company has endeavored to include in the Evaluation Material information known to it which it believes to be relevant for the purpose of your investigation, you understand that neither the Company nor any of its representatives or advisors have made or make any representation or warranty as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor its representatives or advisors shall have any liability to you or any of your representatives or advisors resulting from the use of the Evaluation Material.

If the transaction that is the subject of this letter is not consummated, for a period of 12 months after the date of this letter, you will not without the prior written consent of the Company, solicit for employment or hire any employee of the Company or its affiliates, or any person who was an employee of the Company or its affiliates at any time during the 120 days preceding any offer of employment from you.

You agree that without prior consent of the Company or Lazard Freres & Co. LLC ("Lazard") on behalf of the Company, you will not initiate or cause to be initiated or maintain (other than through Lazard) any communications with any officer, director, agent, employee, customer or supplier of the Company concerning the Company's business, operations, prospects or finances or the Evaluation Material or any possible transaction, except for communications in the ordinary course of business concerning routine business matters. Moreover, your further agrees that Lazard will arrange for appropriate contacts for due diligence purposes and that all (a) communications regarding any possible transaction, (b) requests for additional information, (c) requests for facility tours or management meetings and (d) discussions or questions regarding procedures, will be submitted or directed to Lazard.

In the event that you do not proceed with the transaction which is the subject to this letter within a reasonable time, you shall promptly upon written request by the Company redeliver to the Company all written Evaluation Material and any other written material containing or reflecting any information in the Evaluation Material (whether prepared by the Company, its advisors or otherwise) and will not retain any copies, extracts or other reproductions in whole or in part of such written material. All documents, memoranda, notes and other writings whatsoever prepared by you based on the information in the Evaluation Material shall be destroyed, and such destruction shall be certified in writing to the Company by an authorized officer supervising such destruction.

You agree that unless and until a definitive agreement between the Company and you with respect to any transaction referred to in the first paragraph of this letter has been executed and delivered, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this or any written or oral expression with respect to such a transaction by any of its directors, officers, employees, agents or any other representatives or its advisors or representatives thereof except, in the case of this letter, for the matters specifically agreed to herein. The agreement set forth in this paragraph may be modified or waived only by a separate writing by the Company any you expressly so modifying or waiving such agreement.

You understand that (a) the Company shall be free to conduct any process with respect to a possible transaction as the Company in its sole discretion shall determine (including without limitation by negotiating with any prospective party and entering into a definitive written agreement without prior notice to you or any other person), (b) any procedures relating to such transaction may be changed at any time without notice to you or any other person and (c) you shall not have any claim whatsoever against the Company or Lazard or any of their respective directors, officers, stockholders, owners, affiliates, agents or representatives, arising out of or relating to any possible or actual transaction (other than those against parties to a definitive written agreement with you in accordance with the terms thereof).

Both you and the Company acknowledge that money damages would by an insufficient remedy for any breach of this letter by you or your representatives or the Company or the Company's representatives and that any such breach would cause irreparable harm. Accordingly, you and the Company agree that in the event of any breach or threatened breach of this letter, in addition to any other remedies at law or in equity it may have, the harmed or threatened to be harmed party shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

The agreements set forth in this letter may be modified or waived only by a separate writing signed by the Company and you expressly so modifying or waiving such agreements. It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. The invalidity or unenforceability of any provision of this letter shall not effect the validity or enforceability of any other provisions of this letter, which shall remain in full force and effect.

It is agreed that, by entering into this agreement, neither you, nor the Company, nor any affiliates of you or the Company thereby prejudice or waive any rights or remedies that you, the Company or any affiliates of you or the Company have asserted or may assert in that certain lawsuit styled Rodman Fox vs. E.W. Blanch Co., Inc., et al cause No. 00-3215-C. County Court at Law No. 3, Dallas County, Texas, or any similar or related litigation. Nothing in this agreement will restrict you or the Company from taking any steps or developing any strategies in connection with that lawsuit or any similar or related litigation. It is further agreed, however, that neither the fact of this agreement nor any disclosures or other communications or events contemplated by this agreement shall be referenced by you or the Company or shall otherwise be admissible against you, the Company or any affiliates of you or the Company, in that lawsuit or any similar or related litigation.

This letter shall be governed by, and construed in accordance with, the internal laws of the State of New York and shall have a term of two years from the date of this letter.

Very truly yours,


                                        E.W. Blanch Holdings, Inc.

                                        By: /s/ [ILLEGIBLE]^^
                                           -----------------------
                                        Lazard Freres & Co. LLC
                                        On behalf of E.W. Blanch Holdings, Inc.


Confirmed and agreed to:

Benfield Greig Group plc

By: /s/ [ILLEGIBLE]^^
   ------------------------

Date: 28 November 2000
     ----------------------

                          E.W. Blanch Holdings, Inc.
                                500 North Akard
                                  Suite 4500
                              Dallas Texas 75201


PERSONAL AND CONFIDENTIAL
-------------------------

November 28, 2000

Benfield Greig Group plc
55 Bishopsgate
London EC2N 3BD
United Kingdom

This letter confirms that all current or future suitors of E.W. Blanch Holdings, Inc. ("Blanch") already are, or prior to receipt of any confidential information regarding Blanch, shall be, subject to the same restrictions as Benfield Greig Group plc ("Benfield Greig") with regard to the second paragraph on the second page of the confidentiality agreement executed by Benfield Greig on November 28, 2000.

The paragraph, as contained in such confidentiality agreement reads, "In addition, without the prior written consent of the other, both you and the Company agree that we will not, and will direct our respective directors, officers, employees, agents, advisors, and representatives not to, disclose to any person (including but not limited to any employee, customer or prospect of you or the Company or our respective affiliates) either the fact that discussions or negotiations are taking place concerning a possible transaction between the Company and you or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof, other than to the extent such information is required to be disclosed by applicable law or regulation, provided that the disclosing party notify the other party promptly and prior to any such required disclosure."

Sincerely,

                                       E.W. Blanch Holdings, Inc.
                                       By: /s/ Lazard Freres
                                           -----------------
                                       Lazard Freres & Co. LLC
                                       On behalf of E.W. Blanch Holdings, Inc.

Confirmed and agreed to:
Benfield Greig Group plc
By: /s/ [Illegible]^^
    -----------------
Date: 28 November 2000

                          E.W. Blanch Holdings, Inc.
                                500 North Akard
                                  Suite 4500
                              Dallas, Texas 75201


PERSONAL AND CONFIDENTIAL
-------------------------

November 28, 2000

Benfield Greig Group plc
55 Bishopsgate
London EC2N 3BD
United Kingdom

This letter confirms our consent that Rodman Fox and Paul Karon shall be allowed to participate as representatives of Benfield Greig Group plc ("Benfield Greig") in the due diligence process with respect to the potential transaction contemplated by the confidentiality agreement (the Confidentiality Agreement") between Benfield Greig and E.W. Blanch Holdings, Inc. ("EWB"), dated November 28, 2000, and the expression of interest letter from Benfield Greig to EWB dated November 17, 2000. EWB agrees that such participation by Mr. Fox and Mr. Karon shall not be deemed a violation of their employment agreement with EWB, any common law obligations to EWB that they may have, the Confidentiality Agreement,or any court order in pending litigation between Mr. Fox and Mr. Karon and EWB. All parties agree that neither this consent nor Mr. Fox's and Mr. Karon's participation in this process shall be admissible into evidence in that litigation.

EWB's consent to Mr. Fox's and Mr. Karon's participation in this process is conditioned on Mr. Fox's and Mr. Karon's compliance with the terms of the Confidentiality Agreement. Moreover, Benfield Greig agrees that Mr. Fox's and Mr. Karon's involvement in the due diligence process will be limited to internal discussions with Benfield Greig's senior mangement and professional advisers as well as to the potential providers of equity and/or debt financing for the proposed transaction who are engaged in the due diligence process and the analysis of the potential transaction. For the avoidance of doubt, Mr. Fox's and Mr. Karon's involvement in the due diligence process will mean that they will be allowed access to information collected from the data room or collected from any other information disclosed during the courts of the proposed transaction.

If this understanding is acceptable to Benfield Greig, please so indicate by signing this letter at the space provided below.

Sincerely,

                                        E.W. Blanch Holdings, Inc.

                                        By: /s/ Lazard Freres
                                            -----------------
                                        Lazard Freres & Co. LLC

                                        On behalf of E.W. Blanch Holdings, Inc.


Confirmed and agreed to:
Benfield Greig Group plc
By:_____________________
Date: